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                                                      Exhibit 14(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS

                             --------------------


We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Van Eck Funds, of our report dated February 25, 1998, on our audit of the financial statements and financial highlights of the U.S. Government Money Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this registration statement.



                                                    /s/ Coopers & Lybrand L.L.P.

                                                    Coopers & Lybrand L.L.P.


New York, New York
March 19, 1998